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                                [FORM OF NOTE]

                           H. F. AHMANSON & COMPANY


                7.875% Subordinated Notes due September 1, 2004


No. R-1                                                           $125,000,000

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY SAVINGS BANK OR NON-BANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

          H. F. AHMANSON & COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) on September 1, 2004, and to pay interest thereon from August 31, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing March 1, 1995, at the rate of 7.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities
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of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Security will be made on each Interest Payment Date or at Maturity by the Trustee as Paying Agent by wire transfer of immediately available funds to a separate account of the Depositary or its nominee at the Federal Reserve Bank of New York, provided that, in the case of payments made at maturity of this Security, this Security is presented to the Trustee in time for the Trustee to make such payments in accordance with its normal procedures.

          This Security is unsecured and is not redeemable (whether through operation of a sinking fund or otherwise) at the option of the Holder or the Company prior to its Stated Maturity.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  August 31, 1994

                              H. F. AHMANSON & COMPANY



                              By: ___________________________

Attest:



__________________________



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                              THE FIRST NATIONAL BANK OF CHICAGO,
                                    As Trustee



                              By: ______________________________

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                             (REVERSE OF SECURITY)


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 24, 1994 and all indentures supplemental thereto (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to One Hundred Twenty-Five Million Dollars ($125,000,000).

          The indebtedness evidenced by this Security is subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes.

          The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company

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with certain provisions of the Indenture and certain past defaults under the
Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

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          The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________ the within note of H. F.
Ahmanson & Company and hereby irrevocably constitutes and appoints _____________________________ attorney to transfer said note on the books of the within-named Company with full power of substitution in the premises.

Dated:_____________________

                                    ______________________________

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